   [TECH TEAM LOGO]                                               NEWSRELEASE

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                                                            NASDAQ/NM -- "TEAM"





FOR IMMEDIATE RELEASE, Thursday, April 29, 2004

TECHTEAM GLOBAL REPORTS FIRST QUARTER 2004 NET INCOME OF
$624,000, OR $.07 PER DILUTED SHARE

      o   Revenue grew 39.1% to $30.3 million
      o   Operating income was $1.19 million
      o   Cash flow from operations $5.02 million for the quarter
      o Cash balance was $36.1 million, or $4.25 per common share outstanding, at March 31, 2004


SOUTHFIELD, MICHIGAN, April 29, 2004...TECHTEAM GLOBAL, INC., (Nasdaq: TEAM), a global provider of information technology and business process outsourcing support services, today reported net income of $624,000, or $.07 per diluted share, for the quarter ended March 31, 2004. For the comparable period in 2003, TechTeam reported net income of $59,000, or $.01 per diluted share. Excluding the net income contributed from Digital Support Corporation ("DSC"), a wholly owned subsidiary of TechTeam which the Company acquired on December 31, 2003, net income would have been $406,000, or $.04 per diluted share, for the quarter ended March 31, 2004.

Total revenue grew 39.1% to $30.3 million for the quarter ended March 31, 2004, an increase from $21.8 million for the comparable period in 2003. Excluding the revenue contributed by DSC, revenue grew 7.6% to $23.4 million for the first quarter of 2004 from the comparable quarter in 2003. Revenue from Corporate Services (total Company revenue less revenue from leasing operations) increased 45.5% to $30.2 million for the quarter ended March 31, 2004, from $20.7 million for the comparable period in 2003 and represented sequential growth of 37.4% from the fourth quarter of 2003. Excluding the revenue contributed by DSC, Corporate Services revenue grew 12.5% to $23.3 million for the first quarter of 2004, an increase from $20.7 million for the comparable period in 2003 and represented sequential growth of 6.3% from the fourth quarter of 2003. Revenue from corporate help desk services grew 18.9% to $19.0 million for the quarter ended March 31, 2004, from $16.0 million for the comparable period in 2003 and represented sequential growth of 5.8% from the fourth quarter of 2003.

                                    - More -
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27335 West 11 Mile Road, Southfield, Michigan 48034 o Telephone (248) 357-2866 o
                     Fax (248) 357-2570 o www.techteam.com

[TECH TEAM LOGO]                                               NEWSRELEASE

--------------------------------------------------------------------------------

Gross profit improved 53.5% to $7.15 million for the quarter ended March 31, 2004, from $4.66 million for the comparable period in 2003. Excluding the gross profit contributed by DSC, gross profit was $5.89 million for the first quarter of 2004, an increase of 26.5% from the comparable period in 2003 and represented sequential growth of 45.7% from the gross profit of $4.05 million from the fourth quarter of 2003.

The Company's gross margin (gross profit expressed as a percentage of revenue) performance improved to 23.6% for the quarter ended March 31, 2004 from 21.4% for the comparable period in 2003 and from 18.3% for the fourth quarter of 2003. Excluding the results contributed from DSC, the Company's gross margin performance was 25.2% for the first quarter of 2004, an improvement of 690 basis points from the fourth quarter of 2003.

Selling, general, and administrative ("SG&A") expense for the quarter ended March 31, 2004 was $5.96 million, or 19.7% of the Company's total revenue of $30.3 million. Excluding DSC, SG&A expense for the first quarter was $5.07 million, or 21.6% of revenue, compared with SG&A expense of 21.4% of revenue for the comparable period in 2003.

Operating income for the quarter ended March 31, 2004 was $1.19 million ($823,000 excluding the contribution of DSC). This compares with operating income of $4,000 for the comparable period in 2003 and an operating loss of $18,000 reported for the fourth quarter of 2003.

Commenting on the Company's financial results, William F. Coyro, Jr., TechTeam Global's President and Chief Executive Officer, stated, "Obviously we are very pleased with the first quarter's results. In addition to delivering top-line revenue growth of 39%, we have succeeded in improving our gross margin performance to almost 24% while holding overhead expenses to under 20% of sales. These achievements resulted in producing operating income of $1.2 million for the quarter, a significant improvement from our year-ago performance. We are also very pleased with the solid contributions made by our new subsidiary, Digital Support Corporation, which represented approximately one-third of our earnings in the first quarter."

Coyro added, "With our global corporate help desk services business segment posting revenue growth of 19% this past quarter over the comparable quarter in 2003, our European operations delivering sales growth of 54%, our acquisition of DSC tripling the revenue of our systems integration business segment, and our recently-announced expansion into Romania, TechTeam is well-positioned to deliver results in 2004 which are expected to represent a significant improvement over our 2003 operating performance."

                                    - More -

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27335 West 11 Mile Road, Southfield, Michigan 48034 o Telephone (248) 357-2866 o
                     Fax (248) 357-2570 o www.techteam.com

[TECH TEAM LOGO]                                               NEWSRELEASE

--------------------------------------------------------------------------------



Coyro concluded, "TechTeam continues to enjoy a strong balance sheet with $36.1 million in cash reserves and virtually no debt. As of March 31, the Company had $4.25 in cash and cash equivalents per common share outstanding, and the book value of shareholders' equity was $6.90 per common share outstanding, an increase of $.01 per share from December 31, 2003. At current market levels, we believe the Company's common stock continues to represent an excellent value in the marketplace. TechTeam remains focused on delivering the best overall value proposition in our industry -- the best combination of high quality, low cost, flexibility and customer satisfaction."

Other significant components of TechTeam's first quarter 2004 performance include the following:

      o Revenue from our European operations increased 54.4% to $8.75 million for the three months ended March 31, 2004 from $5.67 million for the comparable period in 2003. These results also represented sequential growth of 3.9% from revenue of $8.42 million reported for the quarter ended December 31, 2003.

      o Net cash provided by operating activities was $5.02 million for the three months ended March 31, 2004, versus $216,000 of net cash consumed by operations for the comparable period in 2003. Free cash flow (net cash provided by operating activities less capital expenditures) was $4.46 million for the first quarter of 2004 compared with a use of free cash of $1.20 million for the first quarter of 2003.

      o For the quarter ended March 31, 2004, earnings before interest, taxes, depreciation, and amortization expense ("EBITDA") was $2.04 million, which represented a 20.0% improvement over the comparable period in 2003. Excluding DSC's financial results, EBITDA was $1.53 million for the first quarter of 2004. Excluding the results of the Company's leasing operations, EBITDA for the first quarter of 2004 was $1.98 million, which represented a 67.3% improvement over the comparable period in 2003. The investment community considers EBITDA an important "non-GAAP" measure of the Company's financial performance. EBITDA presents information on earnings that may be more comparable to companies with different finance structures, capital investments, or capitalization and depreciation policies. The most closely related GAAP measure is operating income. Some financial analysts also use EBITDA to assist in the determination of a company's possible market valuation. (For additional information regarding the determination of the EBITDA results, please see the attached financial tables.)

                                    - More -

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27335 West 11 Mile Road, Southfield, Michigan 48034 o Telephone (248) 357-2866 o
                     Fax (248) 357-2570 o www.techteam.com

[TECH TEAM LOGO]                                               NEWSRELEASE

--------------------------------------------------------------------------------

      o Total cash and cash equivalents were $36.1 million as of March 31, 2004. This represented $4.25 in cash and cash equivalents per common share outstanding as of the end of the first quarter of 2004.

      o Total shareholders' equity decreased to $58.7 million as of March 31, 2004 from $60.8 million at December 31, 2003, principally as the result of the Company's repurchase of 350,000 of its common shares during the first quarter of 2004. The Company's net book value increased from $6.89 per common share outstanding at December 31, 2003 to $6.90 per share outstanding at March 31, 2004.

      o For the quarter ended March 31, 2004, the basic weighted average number of common shares and common share equivalents outstanding were 8,734,646 and the diluted weighted number of common shares and common share equivalents outstanding were 9,579,635.

TECHTEAM GLOBAL, INC. will host an investor teleconference to discuss its first quarter 2004 financial results at 10:00 a.m. Eastern Daylight Time (EDT), on Thursday, April 29, 2004.

To access a simultaneous Webcast of the teleconference, go to the TechTeam Global Web site at www.techteam.com/press and click on the Webcast icon. From this site, you can download the necessary software and listen to the teleconference. TechTeam encourages you to review the site before the teleconference to ensure that your computer is configured properly.

A taped replay of the call will be available beginning at approximately noon EDT, Thursday, April 29, 2004. This toll-free replay will be available until noon EDT, Thursday, May 13, 2004.

To listen to the teleconference replay, call 800-633-8284. (Outside the United States, call +1-402-977-9140.) When prompted, enter the TechTeam reservation number: 21192722.

TECHTEAM GLOBAL, INC. is a global provider of information technology and business process outsourcing services. The Company's ability to integrate computer services into a flexible, total single point of contact solution is a key element of its success. Partnerships with some of the world's "best-in-class" corporations provide TechTeam with unparalleled experience and expertise in providing the following IT support solutions: help desk/call center services, technical staffing, professional services/systems integration, and training programs. For information about TechTeam Global, Inc. and its outstanding services call 1-800-522-4451.

                                    - More -

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27335 West 11 Mile Road, Southfield, Michigan 48034 o Telephone (248) 357-2866 o
                     Fax (248) 357-2570 o www.techteam.com

[TECH TEAM LOGO]                                               NEWSRELEASE

--------------------------------------------------------------------------------



SAFE HARBOR STATEMENT
The statements contained in this press release that are not purely historical, including statements regarding the Company's expectations, hopes, beliefs, intentions, or strategies regarding the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding, among other things, the growth of the Company's core business, revenue, and earnings performance going forward, management of overhead expenses, productivity, and operating expenses. Forward-looking statements may be identified by words including, but not limited to, "anticipates," "believes," "intends," "estimates," "promises," "expects," "should," "conditioned upon," and similar expressions. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Such factors include, but are not limited to, the award or loss of significant client assignments, timing of contracts, recruiting and new business solicitation efforts, the market's acceptance of and demand for the Company's offerings, competition, unforeseen expenses, the costs and risks associated with our expansion into Romania and in executing an offshore strategy, the Company's exit from the leasing business, demands upon and consumption of the Company's cash and cash equivalent resources or changes in the Company's access to working capital, changes in the quantity of the Company's common stock outstanding, regulatory changes and other factors affecting the financial constraints on the Company's clients, economic factors specific to the automotive industry, general economic conditions, unforeseen disruptions in transportation, communications or other infrastructure components, unforeseen or unplanned delays in the Company's ability to consummate acquisitions, and the Company's ability to successfully integrate acquisitions on a timely basis. All forward-looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statement. Prospective investors should also consult the risks described from time to time in the Company's Reports on Forms 8-K, 10-Q, and 10-K filed with the United States Securities and Exchange Commission.





                   FINANCIAL TABLES TO FOLLOW ON THE NEXT PAGE

--------------------------------------------------------------------------------
27335 West 11 Mile Road, Southfield, Michigan 48034 o Telephone (248) 357-2866 o
                     Fax (248) 357-2570 o www.techteam.com

[TECH TEAM LOGO]                                               NEWSRELEASE

--------------------------------------------------------------------------------

                                 FINANCIAL DATA

                              TECHTEAM GLOBAL, INC.

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                      (In thousands, except per share data)



                                                        ------------------------------------------
                                                               THREE MONTHS ENDED MARCH 31,                 %
                                                        -------------------------------------------
                                                              2004                     2003               CHANGE
                                                        ------------------      -------------------       ------
REVENUE
   Corporate Services                                   $        30,165        $          20,731            45.5 %
   Leasing Operations                                               105                    1,032           (89.8)%
                                                        ------------------      -------------------
TOTAL REVENUE                                                    30,270                   21,763            39.1 %
   Cost of services                                              23,117                   17,104            35.2 %
                                                        ------------------      -------------------
GROSS PROFIT                                                      7,153                    4,659            53.5 %
   SG&A expense                                                   5,963                    4,655            28.1 %
                                                        ------------------      -------------------
OPERATING INCOME                                                  1,190                        4
   Net interest income                                              165                      209
   Foreign currency transaction gain (loss)                        (199)                      52
                                                        ------------------      -------------------
INCOME BEFORE INCOME TAXES                                        1,156                      265
   Income tax provision                                             532                      206
                                                        ------------------      -------------------
NET INCOME                                              $           624         $             59
                                                        ==================      ===================

BASIC AND DILUTED EARNINGS PER SHARE                    $          0.07         $           0.01
                                                        ==================      ===================

Basic weighted average common shares                              8,735                   10,695           (18.3)%
Diluted weighted average common shares                            9,580                   10,856           (11.8)%

EBITDA(1)                                                $        2,035          $         1,696            20.0 %
EBITDA EXCLUDING LEASING OPERATIONS(2)                   $                       $         1,185            67.3 %
                                                                  1,983

(1)RECONCILIATION OF NET INCOME TO EBITDA
   Net income                                            $          624          $            59            957.6 %
   Net interest income                                             (165)                    (209)          (21.1)%
   Income tax provision                                             532                      206           158.3 %
   Depreciation and amortization                                  1,044                    1,640           (36.3)%
                                                        ------------------      -------------------
EBITDA                                                  $         2,035         $          1,696            20.0 %
                                                        ------------------      -------------------

(2)RECONCILIATION OF EBITDA TO EBITDA EXCLUDING
   LEASING OPERATIONS
   EBITDA                                               $         2,035         $          1,696            20.0 %

   Less -- amounts related to Leasing Operations
     Net loss                                                        (7)                     (35)          (80.0)%
     Net interest expense                                             2                        5           (60.0)%
     Depreciation and amortization                                   57                      541           (89.5)%
                                                        ------------------      -------------------
EBITDA EXCLUDING LEASING OPERATIONS                     $         1,983         $          1,185            67.3 %
                                                        ------------------      -------------------



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27335 West 11 Mile Road, Southfield, Michigan 48034 o Telephone (248) 357-2866 o
                     Fax (248) 357-2570 o www.techteam.com

[TECH TEAM LOGO]                                               NEWSRELEASE

--------------------------------------------------------------------------------


       CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

                                 (In thousands)



                                                             MARCH 31,             DECEMBER 31,              %
                                                                2004                   2003               CHANGE
                                                         -------------------    -------------------     ------------
CURRENT ASSETS
   Cash and cash equivalents                             $       36,145         $                           2.7 %
                                                                                         35,195
   Accounts receivable, less reserves                            23,995                  23,147             3.7 %
   Other current assets                                           2,259                   2,258             0.0 %
                                                         -------------------    -------------------
Total current assets                                             62,399                  60,600             3.0 %
PROPERTY, EQUIPMENT, AND PURCHASED SOFTWARE
   Computer equipment and office furniture                       20,619                  20,610             0.0 %
   Purchased software                                            11,523                  11,093             3.9 %
   Leasehold improvements                                         4,460                   4,522            (1.4)%
   Transportation equipment                                         269                     269             0.0 %
                                                         -------------------    -------------------
                                                                 36,871                  36,494             1.0 %
   Less -- accumulated depreciation
     and amortization                                           (27,401)                (26,590)            3.1 %
                                                         -------------------    -------------------
Net property, equipment, and purchased software                   9,470                   9,904            (4.4)%
OTHER ASSETS
   Intangibles, less accumulated amortization                     3,527                   3,634            (2.9)%
   Goodwill                                                       2,206                   2,099             5.1%
   Other                                                          1,361                   1,463            (7.0)%
                                                         -------------------    -------------------
Total other assets                                                7,094                   7,196            (1.4)%
                                                         -------------------    -------------------
TOTAL ASSETS                                             $       78,963         $        77,700             1.6 %
                                                         ===================    ===================
CURRENT LIABILITIES
   Accounts payable                                      $        4,767         $         2,785            71.2 %
   Accrued payroll, related taxes,
     and withholdings                                             6,025                   4,692            28.4 %
   Current portion of notes payable                                 173                     906           (80.9)%
   Other current liabilities                                      3,919                   3,139            24.8 %
                                                         -------------------    -------------------
Total current liabilities                                        14,884                  11,522            29.2 %
LONG-TERM LIABILITIES                                               348                     408           (14.7)%
REDEEMABLE PREFERRED STOCK                                        5,000                   5,000             0.0 %
SHAREHOLDERS' EQUITY
   Common stock                                                      85                      88            (3.4)%
   Additional paid-in capital                                    57,409                  59,932            (4.2)%
   Retained earnings                                                692                      68           917.7 %
   Accumulated other comprehensive income --
     cumulative translation adjustment                              545                     682           (20.1)%
                                                         -------------------    -------------------
Total shareholders' equity                                       58,731                  60,770            (3.4)%
                                                         -------------------    -------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY               $       78,963         $        77,700             1.6 %
                                                         ===================    ===================

--------------------------------------------------------------------------------
27335 West 11 Mile Road, Southfield, Michigan 48034 o Telephone (248) 357-2866 o
                     Fax (248) 357-2570 o www.techteam.com

[TECH TEAM LOGO]                                               NEWSRELEASE

--------------------------------------------------------------------------------


           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                 (In thousands)



                                                                               THREE MONTHS ENDED MARCH 31,
                                                                        -------------------------------------------
                                                                               2004                    2003
                                                                        -------------------     -------------------
OPERATING ACTIVITIES
   Net income                                                           $           624         $
                                                                                                             59
   Adjustments to reconcile net income to net cash
     provided by (used in) operating activities
   Depreciation and amortization                                                  1,044                   1,640
   Other adjustments                                                              3,356                  (1,915)
                                                                        -------------------     -------------------
Net cash provided by (used in) operating activities                               5,024                    (216)
                                                                        -------------------     -------------------

INVESTING ACTIVITIES
   Purchase of property, equipment, and software, net                              (564)                   (986)
   Cash paid for acquisitions                                                      (201)                     --
   Purchase of marketable securities, net                                            --                    (152)
   Other adjustments                                                                 --                      63
                                                                        -------------------     -------------------
Net cash used in investing activities                                              (765)                 (1,075)
                                                                        -------------------     -------------------

FINANCING ACTIVITIES
   Purchase of Company common stock                                              (2,744)                     --
   Payments on notes payable, net                                                  (715)                   (194)
   Proceeds from issuance of Company stock                                          144                     105
                                                                        -------------------     -------------------
Net cash used in financing activities                                            (3,315)                    (89)
                                                                        -------------------     -------------------
Effect of exchange rate changes on cash and cash equivalents                          6                     189
                                                                        -------------------     -------------------

Increase (decrease) in cash and cash equivalents                                    950                  (1,191)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                 35,195                  39,435
                                                                        -------------------     -------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                              $        36,145         $        38,244
                                                                        ===================     ===================



--------------------------------------------------------------------------------


                                       ###

CONTACTS:

TECHTEAM GLOBAL, INC.                           TECHTEAM GLOBAL, INC.
William F. Coyro, Jr.                           David W. Morgan
President and Chief Executive Officer           Vice President, Treasurer, and
(248) 357-2866                                  Chief Financial Officer
wcoyro@techteam.com                             (248) 357-2866
                                                dmorgan@techteam.com


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27335 West 11 Mile Road, Southfield, Michigan 48034 o Telephone (248) 357-2866 o
                     Fax (248) 357-2570 o www.techteam.com